Exhibit 99.1

Akoustis™ Technologies Names John Kurtzweil as Chief Financial Officer

Charlotte, NC – July 17, 2017 – Akoustis Technologies, Inc. (NASDAQ: AKTS) (“Akoustis” or the “Company”), a manufacturer of patented single-crystal BulkONE® bulk acoustic wave (BAW) high-band RF filters for mobile and other wireless applications, announced today it named John T. Kurtzweil as Chief Financial Officer (CFO).  Mr. Kurtzweil replaces Cindy Payne, who will remain with the Company as its Vice President of Finance and Corporate Controller. Concurrent with his appointment as CFO, Mr. Kurtzweil has resigned as a Director on the Akoustis Board.

Kurtzweil, age 60, brings to Akoustis significant senior-executive leadership and financial experience, including 19-years as the CFO of publicly-traded technology companies, as well as the placement of an aggregate $1.9 billion in equity and debt-financing instruments. He was previously VP Finance at Cree, Inc. (Nasdaq: CREE), a company that develops, manufactures, and sells lighting-class LEDs (light emitting diodes), lighting, and semiconductor products for power and radio-frequency applications. In addition, he served as CFO of Wolfspeed, a Cree company and provider of wide-band-gap semiconductor technology for power semiconductors and RF power amplifiers.  John currently serves on the Board of Directors of Axcelis Technologies (Nasdaq: ACLS).

From 2012 to 2014, Mr. Kurtzweil served as Senior Vice President, CFO and Special Advisor to the CEO of Extreme Networks, Inc. (Nasdaq: EXTR), a provider of high-performance, open networking innovations for enterprise, services providers and internet exchanges. From 2006 to 2012, Kurtzweil served as Executive Vice President of Finance, CFO and Treasurer of Cree, during which time Cree’s annual revenue grew from $396 million to $1.2 billion. From 2004 to 2006, he was Senior Vice President and CFO of Cirrus Logic, Inc. (Nasdaq: CRUS), a fabless semiconductor company. From 2002 to 2003, he served as Sr. Vice President and CFO of ON Semiconductor (Nasdaq: ON). Kurtzweil is a CPA (WI), CMA, has an MBA from the University of St. Thomas in St. Paul, Minnesota, and a bachelor's degree from Arizona State University in Accounting.

Commenting on the announcement, Akoustis CEO, Jeff Shealy, stated “I have had the opportunity to interact with John since his appointment to our Board this past January and I can say with certainity that he is a tremendous addition to the Akoustis management team. Having been the CFO at a number of multi-billion dollar Nasdaq-listed technology companies, he has expertise not only in finance, but also in strategic planning, capital formation and M&A.” Mr. Shealy continued, “Furthermore, I would like to thank Cindy Payne for her numerous contributions as CFO over the last two years and our entire management team looks forward to working with her in her new role.”

 Mr. Kurtzweil commented “I am very excited to be joining Akoustis as its CFO at a time when we are squarely focused on entering the fast growing high band BAW RF filter market utilizing our patented single crystal technology.  My prior experiences plus insights gained from being on the Board uniquely position me to make an immediate impact.”

Akoustis is pioneering next-generation material science to address the market requirements for improved RF filters - targeting higher bandwidth, higher operating frequencies and higher output power compared to incumbent polycrystalline BAW technology deployed today. Superior performance is driven by the significant advances of high-purity, single-crystal piezoelectric materials and the resonator-filter process technology. The advanced material properties drive electro-mechanical coupling, which translates to wide filter bandwidth. High-band RF filters are achieved by leveraging the Company’s high-sound velocity, single-crystal piezoelectric materials. These single-crystal piezoelectric materials offer high-thermal conductivity along the path of heat flow, enabling high-power handling capability of the RF filter.

About Akoustis Technologies, Inc.

Akoustis® (http://www.akoustis.com) is a high-tech RF filter solutions company that designs and manufactures its unique, patented BulkONE® technology to produce single-crystal bulk acoustic wave (BAW) RF filters for mobile and other wireless markets, which facilitate signal acquisition and accelerate band performance between the antenna and digital back end. Its BulkONE® technology will service the fast growing multi-billion dollar market of device OEMs, network providers, and consumers to diminish Front End phone heat, battery drain and signal loss -- all considered to be directly related to current RF polycrystalline filter technologies' limitations. Akoustis’ capital-efficient business model leverages new and existing investments in manufacturing infrastructure within the semiconductor industry. The Company owns and operates a 120,000 sq. ft. ISO-9001 certified commercial wafer-manufacturing facility located in Canandaigua, NY, which includes a state-of-the-art class 100 / class 1000 cleanroom facility - tooled for 150-mm diameter - for the design, development, fabrication and packaging of RF filters, MEMS and semiconductor devices. Akoustis is headquartered in the Piedmont technology corridor between Charlotte and Raleigh, North Carolina.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements, which are based on management’s current expectations and assumptions and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology, including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include, without limitation,

•	risks relating to the results of our research and development activities, including uncertainties relating to semiconductor process manufacturing;
•	the early stage of our BulkONE® technology presently under development;
•	our need for substantial additional funds in order to continue our operations and the uncertainty of whether we will be able to obtain the funding we need;
•	our ability to retain or hire key scientific, engineering or management personnel; our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;
•	our dependence on third-party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;
•	our acquisition of STC-MEMS could disrupt our business, may not be successfully integrated, and we may not be able to operate it profitably or realize the benefits of the acquired business within expected timeframes or at all;
•	our ongoing attempts to transfer the Trusted Foundry accreditation from STC-MEMS to Akoustis may be delayed for various reasons or may never occur;
•	our ability to successfully market and sell our technologies;
•	the size and growth of the potential markets for any of our technologies, and the rate and degree of market acceptance of any of our technologies;
•	competition in our industry; and
•	regulatory developments in the U.S. and foreign countries.

In light of these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this presentation speak only as of the date hereof, and, except as required by law, we undertake no obligation to update publicly or privately any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. The materials do not constitute an offer to sell, or the solicitation of any offer to buy, any securities of Akoustis, or any other entity whatsoever. Any representation to the contrary by any party should be ignored.

Akoustis Contact Information:

COMPANY:
Dave Aichele
Akoustis Technologies, Inc.
VP of Business Development
704-997-5735, ext. 106
daichele@akoustis.com

INVESTORS:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

858-794-9500

bprag@delmarconsulting.com

##END##